Exhibit 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                 At December 31, 2001
                                                 --------------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                        $285,326,691
   Accumulated D, D & A                               (99,678,032)
                                                     ------------
Net Property, Plant & Equipment                       185,648,659
                                                     ------------

Current Assets:
   Cash and Temporary Cash Investments                  8,324,093
   Notes Receivable - Intercompany                        100,000
   Receivables - Net                                    8,518,807
   Accounts Receivable - Intercompany                      32,965
   Unbilled Utility Revenue                             6,348,997
   Materials/Supplies - Average Cost                    2,950,368
   Prepayments                                             31,641
                                                     ------------
Current Assets                                         26,306,871
                                                     ------------

Other Assets                                            9,501,441
                                                     ------------

Total Assets                                         $221,456,971
                                                     ============

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                           $4,750
 Paid in Capital                                       38,245,591
   Earnings Reinvested in Business                     (8,150,640)
   Accumulated Other Comprehensive Income (Loss)      (15,120,178)
                                                     ------------
Total Common Stock Equity                              14,979,523

   Long-Term Debt Net of Current Portion               21,246,116
   Notes Payable - Intercompany - Long Term            90,000,000
                                                     ------------
Total Capitalization                                  126,225,639
                                                     ------------

Minority Interest in Foreign Subsidiaries              24,010,735
                                                     ------------

Liabilities:
   Notes Payable to Banks                              12,563,901
   Notes Payable - Intercompany                        17,300,000
   Long Term Debt Due Current                          10,292,534
   Accounts Payable - Other                            13,110,401
   Accounts Payable - Intercompany                      2,708,501
   Other Accruals & Current Liabilities                 3,052,981
                                                     ------------
Total Current Liabilities                              59,028,318
                                                     ------------

Deferred Credits:
   Accumulated Deferred Income Tax                     11,185,023
   Fair Market Value of Derivative
      Financial Instruments                               439,875
   Other Deferred Credit                                  567,381
                                                     ------------
Total Deferred Credits                                 12,192,279
                                                     ------------

Total Capitalization & Liabilities                   $221,456,971
                                                     ============